================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                               CUTTER & BUCK INC.
             (Exact Name of Registrant as Specified in Its Charter)

                Washington                               91-1474587
       (State or other jurisdiction        (I.R.S. Employer Identification No.)
    of incorporation or organization)
                                                      Martin J. Marks
       2701 First Avenue, Suite 500             2701 First Avenue, Suite 500
        Seattle, Washington 98121                Seattle, Washington 98121
 (Address of Principal Executive Offices,              (206) 622-4191
           including zip code)             (Name, address and telephone number,
                                              including area code, of agent
                                                      for service)

                  CUTTER & BUCK INC. 2000 STOCK INCENTIVE PLAN
         CUTTER & BUCK 2000 TRANSITION STOCK INCENTIVE PLAN FOR OFFICERS
       CUTTER & BUCK 2000 TRANSITION STOCK INCENTIVE PLAN FOR NON-OFFICERS
                              (Full Title of Plans)

                                   Copies to:
                               Gregory L. Anderson
                                 William W. Lin
                         Lane Powell Spears Lubersky LLP
                          1420 Fifth Avenue, Suite 4100
                         Seattle, Washington 98101-2338

                         CALCULATION OF REGISTRATION FEE

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
                                                        Proposed Maximum      Proposed Maximum
        Title of Securities           Amount To Be     Offering Price Per    Aggregate Offering       Amount of
         To Be Registered            Registered (1)         Share(2)              Price(2)         Registration Fee
---------------------------------------------------------------------------------------------------------------------
2000 Stock Incentive Plan               1,000,000           $10.03125            $10,031,250           $2,648.25
Common Stock, no par value
---------------------------------------------------------------------------------------------------------------------

2000 Transition Stock                      25,000           $10.03125               $250,781              $66.21
Incentive Plan for Officers
Common Stock, no par value
---------------------------------------------------------------------------------------------------------------------

2000 Transition Stock                      70,000           $10.03125               $702,188             $185.38
Incentive Plan for Non-Officers
Common Stock, no par value
---------------------------------------------------------------------------------------------------------------------

               Total                    1,095,000           $10.03125            $10,984,219              $2,900
---------------------------------------------------------------------------------------------------------------------

(1) Together with an indeterminate number of additional shares of common stock which may be necessary to adjust the number of shares of common stock reserved for issuance pursuant to the Plans as the result of any future stock split, stock dividend or similar adjustment of the outstanding common stock of the Registrant.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act"). The price per share is estimated to be $10.03125 based on the average of the high ($10.25) and low ($9.8125) sales prices for the Common Stock on October 16, 2000 as reported on the Nasdaq National Market.

================================================================================

                                  INTRODUCTION

This Registration Statement on Form S-8 is filed by Cutter & Buck Inc. (the "Registrant" or "Company"), a Washington corporation, relating to 1,095,000 shares of its common stock, no par value (the "Common Stock"), issuable to employees and consultants of the Company under the Cutter & Buck Inc. 2000 Stock Incentive Plan, to officers of the Company under the Cutter & Buck 2000 Transition Stock Incentive Plan for Officers and to non-officers of the Company under the Cutter & Buck 2000 Transition Stock Incentive Plan for Non-Officers.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

     Not filed as part of this Registration Statement pursuant to Note to Part 1 of Form S-8.

Item 2.  Registrant  Information  and  Employee  Plan  Annual Information.

     Not filed as part of this Registration Statement pursuant to Note to Part 1 of Form S-8.



                                     PART II

                             INFORMATION REQUIRED IN
                           THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration
Statement:

         (a) The Registrant's latest Annual Report on Form 10-K for the year ended April 30, 2000 filed with the Commission on July 31, 2000;

         (b)               All other reports filed by the Registrant pursuant to
                           Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above, including the Registrant's definitive proxy statement filed with the Commission on August 18, 2000 and the Registrant's Quarterly Report on Form 10-Q for the quarter ended July 31, 2000 filed with the Commission on September 14, 2000; and

         (c) The description of the Company's Common Stock contained in Amendment No. 1 to the Company's Registration Statement on Form S-3 (Registration No. 333-81145) filed with the Commission on July 20, 1999, including any amendment or report filed for the purpose of updating such description.

All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

ITEM 4.  DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

Certain legal matters with respect to the validity of the common stock offered hereby are being passed upon by Lane Powell Spears Lubersky LLP, Seattle, Washington. Members of that firm beneficially owned 3,750 shares of the Registrant's common stock as of September 25, 2000.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act. Article XI of the Registrant's Restated Articles of Incorporation provides for indemnification of the Registrant's directors, officers and employees and agents to the fullest extent permitted by Washington law.

Section 23B.08.320 of the Washington Business Corporation Act authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, self-dealing or illegal corporate loans or distributions, or any transactions from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article X of the Registrant's Restated Articles of Incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the Registrant and its shareholders.

Officers and directors of the Registrant are covered by insurance (with certain exceptions and certain limitations) that indemnifies them against losses and liabilities arising from certain alleged "wrongful acts," including alleged errors or misstatements, or certain other alleged wrongful acts or omissions constituting neglect or breach of duty.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.  EXHIBITS.

Exhibit
Number            Description

      5.1 Opinion of Lane Powell Spears Lubersky LLP regarding the legality of the Common Stock being registered

      10.1        Cutter & Buck Inc. 2000 Stock Incentive Plan

      10.2        Cutter & Buck 2000 Transition Stock Incentive Plan for
                  Officers

      10.3        Cutter & Buck 2000 Transition Stock Incentive Plan for
                  Non-Officers

      23.1        Consent of Ernst & Young LLP, Independent Auditors

      23.2 Consent of Lane Powell Spears Lubersky LLP (included in opinion filed as Exhibit 5.1)

      24.1        Power of Attorney (see signature page)

ITEM 9.  UNDERTAKINGS.

A.       The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)  To include any prospectus required by Section
10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

         Provided, however, that paragraphs A.(1)(i) and A.(1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 22nd day of September, 2000.

                                CUTTER & BUCK INC.


                                /s/ MARTIN J. MARKS
                                -------------------
                                By:  Martin J. Marks
                                Its:  President and Chief Operating Officer

                                POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes Harvey N. Jones and Martin J. Marks, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this registration statement, including any and all post-effective amendments, and any related Rule 462(b) registration statement and any amendment thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 22nd day of September, 2000.


SIGNATURE                             TITLE


/s/  HARVEY N. JONES                  Chairman of the Board, Chief Executive
------------------------------------  Officer and Director (Principal Executive
     Harvey N. Jones                  Officer)


/s/  MARTIN J. MARKS                  President, Chief Operating Officer and
------------------------------------  Director
     Martin J. Marks


                                      Vice President and Chief Financial Officer
/s/  STEPHEN S. LOWBER                (Principal Financial and Accounting
------------------------------------  Officer)
     Stephen S. Lowber


/s/  MICHAEL S. BROWNFIELD              Director
------------------------------------
     Michael S. Brownfield


/s/  FRANCES M. CONLEY                  Director
------------------------------------
     Frances M. Conley



-------------------------------------   Director
     Larry C. Mounger


/s/  JAMES C. TOWNE                     Director
------------------------------------
     James C. Towne

                                INDEX TO EXHIBITS


Exhibit                                                             Sequentially
Number                             Description                     Numbered Page

5.1 Opinion of Lane Powell Spears Lubersky LLP regarding the legality of the Common Stock being registered

10.1     Cutter & Buck Inc. 2000 Stock Incentive Plan

10.2     Cutter & Buck 2000 Transition Stock Incentive Plan for Officers

10.3     Cutter & Buck 2000 Transition Stock Incentive Plan for Non-Officers

23.1     Consent of Ernst & Young LLP, Independent Auditors

23.2 Consent of Lane Powell Spears Lubersky LLP (included in opinion filed as Exhibit 5.1)

24.1     Power of Attorney (see signature page)